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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 22, 2002

                    INTERNATIONAL ASSETS HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                  33-70334-A                59-2921318
(State of Incorporation)    (Commission File Number)    (IRS Employer ID No.)

      220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701
              (Address of principal executive offices) (Zip Code)

                                  407-741-5300
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

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Item 5.  Other Events

On October 22, 2002, the Registrant and three Investors signed agreements, including Share Subscription Agreements and Registration Rights Agreements, for an investment of $3,718,750 to purchase a total of 451,359 shares of common stock, which is equivalent to 19% of the current outstanding shares. The terms of the Agreements also include the purchase of 1,736,141 non-voting preferred shares. A proposal to permit conversion of those preferred shares into common shares will be placed before the shareholders at the next annual meeting. The purchase price for both the common and preferred shares is $1.70 per share. Pursuant to the agreements the Board of Directors of the Company has agreed to appoint Sean O'Connor, one of the new investors, as CEO-designate. Additionally, the Board has appointed another of the investors, Scott Branch, as President-designate. The Company has entered into employment agreements with both Sean O'Connor and Scott Branch, and copies of those employee agreements are filed as exhibits to this report. The amount of consideration received by the Registrant was the result of arm's length negotiations between the Registrant and the Investors, based on the evaluation of the estimated per-share book value of the Registrant's common shares. At the time the agreements were executed, the previous 5 day average closing price for the Registrants common shares was $.62 per share.

There are certain terms precedent to the Agreements which must be met prior to closing. The Company expects all terms to be met and the closing of the purchases to occur in early December. There are further terms precedent to the Agreements which must be approved by shareholders and will be submitted to shareholders for approval at the Company's next annual meeting in February, 2003.

The foregoing discussion is qualified by reference to the full text of the three Share Subscription Agreements and the three Registration Rights Agreements, between the Company and the three Investors, which are filed as exhibits to this report on Form 8-K and are incorporated herein by reference in their entirety.

                                       2

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Item 7. Financial Statements and Exhibits

Exhibit   Description
-------   ------------

  I       Share Subscription Agreement between the Registrant and Sean O'Connor.

  II      Share Subscription Agreement between the Registrant and Scott Branch.

  III     Share Subscription Agreement between the Registrant and John
          Radziwill.

  IV      Employment Agreement between the Registrant and Sean O'Connor.

  V       Employment Agreement between the Registrant and Scott Branch.

  VI      Registration Rights Agreement between the Registrant and Sean
          O'Connor.

  VII     Registration Rights Agreement between the Registrant and Scott Branch

  VIII    Registration Rights Agreement between the Registrant and John
          Radziwill

                                       3

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                                   Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     INTERNATIONAL ASSETS HOLDING CORPORATION


Date 10/24/2002     /s/ Diego J. Veitia
                    Diego J. Veitia
                    ---------------
                    Chairman of the Board

Date 10/24/2002     /s/ Jonathan C. Hinz
                    --------------------
                    Jonathan C. Hinz
                    ----------------
                    Chief Financial Officer

                                       4

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EXHIBIT INDEX

Exhibit      Description
-------      -----------

   I         Share Subscription Agreement between the Registrant and Sean
             O'Connor.

   II        Share Subscription Agreement between the Registrant and Scott
             Branch.

   III       Share Subscription Agreement between the Registrant and John
             Radziwill.

   IV        Employment Agreement between the Registrant and Sean O'Connor.

   V         Employment Agreement between the Registrant and Scott Branch.

   VI        Registration Rights Agreement between the Registrant and Sean
             O'Connor.

   VII       Registration Rights Agreement between the Registrant and Scott
             Branch

   VIII      Registration Rights Agreement between the Registrant and John
             Radziwill

                         Omitted Schedules and Exhibits

1. Exhibit D - Schedule of Exceptions

The Registrant undertakes to supply copies of the omitted schedules and exhibits to the Commission upon request.